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                                    AMENDMENT
                                       TO
                               PURCHASE AGREEMENT



         THIS AMENDMENT TO PURCHASE AGREEMENT is made and entered into this _____ day of February, 1999, by and between SHELTER CARE FOUNDATION, INC., a District of Columbia non-profit corporation (the "Buyer") and CARE FIRST, INC., a Minnesota corporation (the "Seller").

                               W I T N E S E T H:

         WHEREAS, Seller and Buyer have entered into that certain Purchase Agreement (the "Purchase Agreement") dated July 27, 1998, for the purchase by the Buyer of the Facilities (as defined in the Purchase Agreement); and

         WHEREAS, the parties desire to amend the terms of the Purchase Agreement as more particularly set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1.       Amendment to Section 2(a)

         Section 2(a) of the Purchase Agreement is hereby amended by deleting said Section in its entirety and replacing said Section with the following:

         "(a) At Closing, the purchase price shall be paid by Buyer in cash. All funds on deposit with the Escrow Agreement shall be distributed to the Seller and the balance of the purchase price shall be paid by the Buyer to the Seller in cash at closing."

         2.       Deletion of Sections 2(b) through 2(f)

         Sections 2(b) through 2(f) of the Purchase Agreement are hereby deleted in their entirely.



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         3.       Other Provisions

         Except as specifically amended as set forth above, all other terms and provisions of the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                  Buyer:

                                                  SHELTER CARE FOUNDATION, INC.



                                                  By:   Lynn Carlson Schell
                                                        -----------------------
                                                  Its:    Agent
                                                        -----------------------

                                                  Seller:

                                                  CARE FIRST, INC.


                                                  By:   Jack E. Nugent
                                                        -----------------------
                                                  Its:    President
                                                        -----------------------



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